Exhibit 10.40

FIRST AMENDMENT

TO THE

FIFTH THIRD BANCORP EXECUTIVE CHANGE IN CONTROL SEVERANCE PLAN

(Effective January 1, 2015)

Pursuant to the reserved power of amendment contained in Section 10.1 of the Fifth Third Bancorp Executive Change in Control Severance Plan, effective January 1, 2015 (the “Plan”), the Plan is hereby amended effective December 17, 2018 in the following respects:

1.    Section 2.5 of the Plan is amended in its entirety to read:

“2.5    “Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(a)    any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the common shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then-outstanding securities; or

(b)    during any period of twelve (12) consecutive months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board and any new director, whose election by the Board or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)    the consummation of (1) the sale or disposition of all or substantially all the Company’s assets; or (2) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least sixty percent (60%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation; or

(d)    the shareholders of the Company approve a plan of complete liquidation of the Company.”

2.    Except as otherwise amended herein, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, Fifth Third Bancorp has caused this Amendment to be executed by its duly authorized representative the 17th day of December, 2018.

FIFTH THIRD BANCORP

By:	/s/ Robert P. Shaffer
Robert P. Shaffer, Chief Human Resources Officer, EVP